EXHIBIT 99.3

Eastside Distilling, Inc. and Subsidiaries

Unaudited Pro Forma Combined Financial Information

On September 12, 2019, Eastside Distilling, Inc., a Nevada corporation (“Eastside”), and Intersect Beverage, LLC, a California limited liability company (“Intersect”), entered into an Asset Purchase Agreement (the “Agreement”). In accordance with the terms and subject to the conditions set forth in the Agreement, Eastside agreed to purchase substantially all of the assets of Intersect (the “Purchased Assets”), an importer and distributor of tequila and related products (the “Transaction”) under the brand name “Azuñia”. The following unaudited pro forma combined financial statements are based the historical consolidated financial statements of Eastside and adjusts such information to give effect of the Agreement.

The unaudited pro forma combined balance sheet data as of June 30, 2019, gives effect to the Transaction as if it had occurred on June 30, 2019. The unaudited pro forma combined statement of operations data for the six months ended June 30, 2019 and for the year ended December 31, 2018, give effect to the both the Transaction with Intersect and to the acquisition of Craft Canning, LLC (“Craft”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Eastside and Craft executed on January 11, 2019 (the “Craft Merger”) as disclosed in Form 8-K initially filed on January 14, 2019, and Amended Form 8-K/A filed on March 28, 2019, as if they occurred on January 1, 2018.

The unaudited pro forma combined balance sheet and unaudited combined statements of operations are presented for informational purposes only and do not purport to be indicative of the combined financial condition that would have resulted if the Transaction and Craft Merger would have occurred on January 1, 2018.

Eastside Distilling, Inc. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

June 30, 2019

	Eastside Distilling, Inc.	Intersect Beverage, LLC		Pro Forma Adjustments			Pro Forma
	June 30, 2019	June 30, 2019		Dr		Cr	Balances
Assets
Current assets:
Cash	$768,711	$2,076		$-	(1)	$2,076	$768,711
Trade receivables, net	2,214,539	756,327		-	(1)	756,327	2,214,539
Inventories	11,907,810	1,091,040	(2)	836,026	(1)	1,091,040	12,743,836
Prepaid expenses and current assets	685,696	249,839		-	(1)	249,839	685,696
Total current assets	15,576,756	2,099,282		836,026		2,099,282	16,412,782
Property and equipment, net	5,647,018	-		-		-	5,647,018
Right-of-use assets	1,041,328	-		-		-	1,041,328
Intangible assets, net	2,949,083	-	(2)	11,945,066		-	14,894,149
Goodwill	28,182	-		-		-	28,182
Other assets, net	1,003,506	2,160		-	(1)	2,160	1,003,506
Total Assets	$26,245,873	$2,101,442		$12,781,092		$2,101,442	$39,026,965
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,840,258	$287,986	(1)	$287,986		$-	$1,840,258
Accrued liabilities	545,950	296,602	(1)	296,602		-	545,950
Deferred revenue	17,915	-		-		-	17,915
Current portion of lease liabilities	624,564	-		-		-	624,564
Current portion of notes payable	308,139	30,000	(1)	30,000		-	308,139
Total current liabilities	3,336,826	614,588		614,558		-	3,336,826
Lease liability – less current portion	589,806	-		-		-	589,806
Secured credit facility, net of debt issuance costs	2,947,836	-		-		-	2,947,836
Notes payable, less current portion and debt discount	3,838,447	1,057,482	(1)	1,057,482		-	3,838,447
Deferred consideration payable	-	-		-	(2)	12,781,092	12,781,092
Total liabilities	10,712,915	1,672,070		1,672,070		12,781,092	23,494,007

Stockholders’ equity & member’s capital:
Common stock, $0.0001 par value; 15,000,000 shares authorized; 9,167,352 issued and outstanding	917	-		-		-	917
Additional paid-in capital	48,749,950	-		-		-	48,749,950
Accumulated deficit	(33,217,909)	-		-		-	(33,217,909)
Member’s capital	-	429,372	(1)	429,372		-	-
Total stockholders’ equity and member’s capital	15,532,958	429,372		429,372		-	15,532,958
Total Liabilities and Stockholders’ Equity and Member’s Capital	$26,245,873	$2,101,442		$2,101,442		$12,781,092	$39,026,965

See accompanying notes to unaudited pro forma combined financial statements.

Eastside Distilling, Inc.

Unaudited Pro Forma Combined Statement of Operations

	Eastside Distilling, Inc.*	Intersect Beverage, LLC	Pro Forma Adjustments
	For the Year Ended December 31, 2018	For the Year Ended December 31, 2018	Dr	Cr	Pro Forma Balances

Sales	$13,178,854	$2,909,250	$-	$-	$16,088,104
Less excise taxes, customer programs and incentives	1,080,792	456,729	-	-	1,537,521
Net Sales	12,098,062	2,452,521	-	-	14,550,583
Cost of sales	6,054,998	1,725,762	-	-	7,780,760
Gross profit	6,043,064	726,759	-	-	6,769,823
Operating expenses:
Advertising, promotional and selling expenses	4,376,951	2,718,988	-	-	7,095,939
General and administrative expenses	9,391,006	745,533 (3)	1,706,438	-	11,842,977
Loss on disposal of property and equipment	9,919	-	-	-	9,919
Total operating expenses	13,777,876	3,464,521	1,706,438	-	18,948,835
Income (loss) from operations	(7,734,812)	(2,737,762)	(1,706,438)	-	(12,179,012)
Other income (expense), net
Interest expense	(873,502)	(31,407)	-	-	(904,909)
Other income (expense)	6,989	1	-	-	6,990
Total other expense, net	(866,513)	(31,406)	-	-	(897,919)
Income (loss) before income taxes	(8,601,325)	(2,769,168)	(1,706,438)	-	(13,076,931)
Provision for income taxes	-	-	-	-	-
Net income (loss)	$(8,601,325)	$(2,769,168)	$(1,706,438)	$-	$(13,076,931)

Loss per share of common stock, basic and diluted	$(1.34)	N/A			$(2.04)

Weighted-average number of common shares outstanding, basic and diluted	6,412,701	N/A			6,412,701

* Pro forma information gives effect to the to the acquisition of Craft Canning, LLC (“Craft”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Eastside and Craft executed on January 11, 2019 as disclosed in Form 8-K initially filed on January 14, 2019, and Amended Form 8-K/A filed on March 28, 2019, as if they occurred on January 1, 2018.

See accompanying notes to unaudited pro forma combined financial statements.

Eastside Distilling, Inc.

Unaudited Pro Forma Combined Statement of Operations

	Eastside Distilling, Inc.	Intersect Beverage, LLC	Pro Forma Adjustments
	For the Six Months Ended June 30, 2019	For the Six Months Ended June 30, 2019	Dr	Cr	Pro Forma Balances

Sales	$7,938,115	$2,099,992	$-	$-	$10,038,107
Less excise taxes, customer programs and incentives	546,638	157,529	-	-	704,167
Net Sales	7,391,477	1,942,463	-	-	9,333,940
Cost of sales	4,734,538	1,439,781	-	-	6,174,319
Gross profit	2,656,939	502,682	-	-	3,159,621
Operating expenses:
Advertising, promotional and selling expenses	2,569,418	1,603,782	-	-	4,173,200
General and administrative expenses	5,754,929	387,670 (4)	853,219	-	6,995,818
Total operating expenses	8,324,347	1,991,452	853,219	-	11,169,018
Income (loss) from operations	(5,667,408)	(1,488,770)	(853,219)	-	(8,009,397)
Other income (expense), net
Interest expense	(225,312)	(16,072)	-	-	(241,384)
Other income (expense)	794	1,215	-	-	2,009
Total other expense, net	(224,518)	(14,857)	-	-	(239,375)
Income (loss) before income taxes	(5,891,926)	(1,503,627)	(853,219)	-	(8,248,772)
Provision for income taxes	-	-	-	-	-
Net income (loss)	$(5,891,926)	$(1,503,627)	$(853,219)	$-	$(8,248,772)

Loss per share of common stock, basic and diluted	$(0.65)	N/A			$(0.91)

Weighted-average number of common shares outstanding, basic and diluted	9,104,593	N/A			9,104,593

See accompanying notes to unaudited pro forma combined financial statements.

1.	Acquisition Disclosure

On September 12, 2019, Eastside Distilling, Inc., a Nevada corporation (“Eastside”), and Intersect Beverage, LLC, a California limited liability company (“Intersect”), entered into an Asset Purchase Agreement (the “Agreement”). In accordance with the terms and subject to the conditions set forth in the Agreement, Eastside agreed to purchase substantially all of the assets of Intersect (the “Purchased Assets”), an importer and distributor of tequila and related products (the “Transaction”) under the brand name “Azuñia”. The Agreement and the Transaction were unanimously approved by the Board of Directors of Eastside, the Board of Managers of Intersect and the majority of interest of Intersect’s members. The Transaction closed on September 12, 2019.

The Agreement provides that the aggregate consideration for the Purchased Assets will be payable to the members of Intersect on its behalf and will equal the aggregate number of shares of common stock of Eastside, cash payments and/or promissory notes comprising (i) 1,200,000 shares of Eastside common stock (the “Fixed Number of Shares”) and, (ii) to the extent certain revenue targets are achieved, the Initial Earnout Consideration (as defined below) and the Subsequent Earnout Consideration (as defined below).

The Fixed Number of Shares will be issued 540 days following the closing date of the Transaction as follows: 850,000 shares of Eastside common stock will be issued at a stipulated value of $6.00 per share, equivalent to $5,100,000, and the remaining 350,000 shares of Eastside common stock will be issued at a stipulated value equal to the 20-day volume-weighted average closing price of Eastside common stock on the one-year anniversary of the closing date of the Agreement. In addition, upon the acquired business (which is comprised of Intersect’s business of importing and distributing tequila and related products (the “Business”)) achieving gross revenues of $3.24 million or more during the first eighteen months following closing date of the Agreement, Eastside will issue as further consideration (the “Initial Earnout Consideration”) additional shares of Eastside common stock at a price per share equal to the 20-day volume-weighted average closing price of Eastside common stock on the eighteen-month anniversary of the closing date of the Transaction. The number of additional shares of Eastside common stock to be issued will be based upon a multiple of gross revenue of the Business, ranging from 3.30 to 3.50, and less the aggregate stipulated dollar value of the Fixed Number of Shares previously paid, subject to an aggregate payment of approximately $14.7 million.

If the gross revenue of the acquired Business for the period commencing on the first day of the thirteenth month following the closing date of the Transaction and ending on the last day of the twenty-fourth month following the closing date of the Transaction (the “Subsequent Earnout Period”) equals or exceeds $9.45 million, Eastside will pay to the members of Intersect on its behalf $1,500,000, either in cash or a number of shares equal to (x) $1.5 million divided by (y) the 20-day volume-weighted average closing price of Eastside common stock on the last day of the Subsequent Earnout Period, rounded down to the nearest whole number of shares of Eastside common stock (the “Subsequent Earnout Consideration”).

Notwithstanding anything set forth in the Agreement, Eastside will not be required to issue shares of common stock if, in order for Eastside to issue sufficient shares to pay any portion of the aggregate consideration under the Agreement, Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules (i.e. the number of shares of common stock of Eastside issuable under the Agreement would exceed 19.9% of Eastside’s outstanding common stock). In the event that Eastside would be required to hold a vote of Eastside stockholders pursuant to Nasdaq Listing Rules, Eastside may, at its election, issue only that number of shares of common stock which does not require such vote, and instead pay any remaining portion of the aggregate consideration in the form of cash or as a promissory note with a three-year maturity that bears interest at a rate of 6% per annum.

Any shares issued by Eastside under the Agreement will be issued, at Eastside’s election, either (i) as registered shares under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) as unregistered shares in an issuance exempt from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. If Eastside issues unregistered shares, Eastside will file a re-sale registration statement on Form S-3 with the Securities and Exchange Commission for a secondary offering covering the resale of the unregistered shares. Such registration statement will be filed no later than 30 days following the date of payment of the Initial Earnout Consideration and will be amended within 30 days following the issuance of any Subsequent Earnout Consideration.

As a condition of the Agreement, Eastside has extended offers of employment to each employee of Intersect.

The Agreement contains representations, warranties, and covenants by the parties that are customary for a transaction of this nature. The Agreement was filed as Exhibit 1.1 of Form 8-K filed with the Securities and Exchange Commission on September 16, 2019.

In accordance with Financial Accounting Standards Board Accounting Standards Codification section 805, “Business Combinations”, Eastside will account for the Agreement transaction as a business combination using the acquisition method. Due to the continuity of operations that will remain after the acquisition, the assets acquired from Intersect under the Asset Purchase Agreement constitute the acquisition of a “business”.

For accounting purposes, the purchase price for the Transaction was estimated to be approximately $12,781,092 and was recorded as deferred consideration payable to Intersect Beverage, LLC. The difference between the purchase price and the recorded fair value of assets acquired and liabilities assumed of Intersect totaling $11,945,066 was allocated to Intangible Assets. The preliminary fair value estimates for the consideration to be paid and the assets acquired and liabilities assumed for the Transaction is based on preliminary calculations and valuations, and our estimates and assumptions are subject to change as we obtain additional information during the measurement period (up to one year from the acquisition date). The primary areas of those preliminary estimates that were not yet finalized related to valuation of intangible assets.

2.	Pro Forma Adjustments

We have derived Eastside’s historical consolidated financial statements for the year ended December 31, 2018 from its audited financial statements contained in Form 10-K as filed with the Securities and Exchange Commission and adjusted them for Merger with Craft. As a result, Eastside’s financial information includes the pro forma adjustments disclosed in the Amended Form 8-K/A on March 28, 2019.

We have derived Intersect’s historical financial data for the year ended December 31, 2018 from Intersect’s financial statements contained elsewhere in this Form 8-K/A. Effective September 12, 2019, the Purchased Assets were exchanged for deferred consideration estimated to be approximately $12,781,092 for accounting purposes.

The unaudited combined pro forma balance sheet at June 30, 2019 gives effect to 1) reflect the purchase consideration under of the Agreement and Merger Agreement, 2) reflect the fair value of the intangible assets acquired as if the merger occurred on June 30, 2019, and 3) other entries related to the merger, and includes the following pro forma adjustments.

At June 30, 2019	Debit	Credit

1) To record assets, liabilities and member’s capital excluded under the Agreement
Accounts payable	287,986
Accrued liabilities	296,602
Current portion of notes payable	30,000
Loans payable, long term	1,057,482
Member’s capital	429,372
Cash		2,076
Trade receivables, net		756,327
Inventories, net		1,091,040
Prepaid expenses and current assets		249,839
Other assets		2,160

2) To record the deferred purchase consideration payable under the Agreement and fair value of assets acquired
Inventories, net	836,026
Intangible assets	11,945,066
Deferred consideration payable		12,781,092

3) To record Year 1 amortization expense of intangible assets acquired
Amortization expense	1,706,438
Intangible assets, net		1,706,438

4) To record amortization expense of intangible assets acquired for the six months ended June 30, 2019
Amortization expense	853,219
Intangible assets, net		853,219

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations of Eastside would have been had the Agreement and all related transactions occurred as of the dates indicated, nor is it indicative of our future combined financial position or combined results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Agreement and Merger Agreement and all related transactions.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Eastside, Craft and Intersect.